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                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of April 1, 2000, by and between Transgenomic, Inc., a Delaware corporation (the "Company"), and William P. Rasmussen ("Employee").

     The Company and Employee desire to enter into an Employment Agreement (this "Agreement"). Accordingly, the Company and Employee agree as follows:

     Section 1. EFFECTIVE DATE; POSITION; TERM. This Agreement shall become effective on April 1, 2000 (the "Effective Date"). The Company shall employ Employee as Chief Financial Officer and Treasurer. The initial term of the Agreement will be for a term ending at the 2001 annual meeting of the Board of Directors or until his successor has been elected and qualified, which will be approximately one (1) year from the Effective Date.

     Section 2. POSITION AND DUTIES. During the Employment Period:

          (a) Employee shall have the normal responsibilities, duties and authorities of Chief Financial Officer and Treasurer.

          (b) Employee shall report to the Chief Executive Officer of the Company and Employee shall perform faithfully the executive duties assigned to him to the best of his ability in a diligent, trustworthy, businesslike and efficient manner and will devote his full business time and attention to the business and affairs of the Company and its Subsidiaries and Affiliates; provided, however, that Employee may serve as a director of or a consultant to other corporations which do not compete with the Company, nonprofit corporations, civic organizations, professional groups and similar entities.

          (c) For purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which securities having a majority of the voting power in electing directors or comparable management are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

          (d) For purposes of this Agreement, "Affiliate" of any particular person means any other person controlling, controlled by or under common control with such particular person.

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     Section 3. BASIC COMPENSATION.

          (a) BASE SALARY. As compensation for his services hereunder, the Company shall pay to Employee during the Employment Period an initial base salary of $130,000 per year.

     Base Salary shall be payable in equal installments in arrears on a biweekly basis or as otherwise may be mutually agreed upon.

     The salary shall be increased over the previous year's salary as mutually agreed to.

     Section 4. BONUS. In addition to the Base Salary, Employee shall be eligible to receive an annual bonus based on Employee's performance in conjunction with specific mutually agreed goals and objectives defined prior to such calendar year payable at such time or times during or following each calendar year as shall be determined by the Chief Executive Officer and the Board of Directors (the "Board") or a committee thereof in its sole discretion and based on formulas to be determined each year by the Board or such committee in its sole discretion for the Company's management bonus plan.

     Section 5. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Employee will be entitled to participate in all Company salaried employee benefit plans and programs, subject to the terms and conditions of each such employee benefit plan or program and to the extent commensurate with his position as Chief Financial Officer and Treasurer.

     Section 6. OTHER BENEFITS.

          (a) VACATION. Employee shall initially be entitled to four weeks' paid vacation each year.

          (b) INSURANCE. The Company shall make available to Employee health, hospitalization, major medical insurance and dental insurance (including dependent coverage), and other benefits from time to time provided to employees

     Section 7. BUSINESS EXPENSES. The Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to report and documentation of such expenses.


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     Section 8. STOCK OPTIONS AND OPTION SHARES. Employee has been granted stock options for 50,000 shares at $5.00 per share on December 1, 1998. These options vest 20,000 shares on December 1, 1999, 20,000 shares on December 1, 2000, and 10,000 shares on December 1, 2001. Employee shall be granted options to purchase an additional 50,000 shares at $13.00 per share of which 25,000 shares to vest on March 31, 2000 and 25,000 shares to vest on March 31, 2001.

     Section 9. TERMINATION OF EMPLOYMENT.

          (a) EVENTS OF TERMINATION AND SEVERANCE PAYMENT. In the event that, during the term of this Agreement, Employee is discharged for any reason other than for Just Cause (as defined below), Employee shall be entitled to receive certain payment (the "Severance Payment") following termination of employment. Severance Payment will be made at the Employees then current base salary for an amount equal to 12 (twelve) months' salary. In addition, in case of such discharge, Employee will retain all vested stock options. All unvested stock options will vest.

          (b) "Just Cause" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities materially harmful to the reputation of the Company as reasonably defined by the Company, commission of a felony, willful refusal to perform or substantial disregard of the duties properly assigned, significant violation of any statutory or common law, duty of loyalty to the Company or a material violation of
     Section 11 or 12 below, or takes any other action materially detrimental to the best interest of the Company as reasonably determined by the Company.

          (c) EFFECT OF BREACH OF NONCOMPETITION PROVISIONS. In the event Employee breaches or otherwise fails to comply with the provisions of
     Section 11 or 12 below, then, in addition to any other remedies provided herein or at law or in equity, the Company shall have the right to require return of any severance payment made to the Employee. Return of such Severance Payment pursuant to the preceding sentence shall not relieve Employee's obligations pursuant to Section 11 or 12 below.

     Section 10. ASSIGNMENT AND SUCCESSION. (a) The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns, and Employee's rights and obligations hereunder shall inure to the benefit of and be binding upon his successors and permitted assigns, whether so expressed or not.


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          (b)  Employee acknowledges that the services to be rendered by him hereunder are unique and personal. Accordingly, Employee may not pledge or assign any of his rights or delegate any of his duties or obligations under this Agreement without the express prior written consent of the Company.

          (c) The Company may not assign its interest in or obligations under this Agreement without the prior written consent of Employee.

     Section 11. CONFIDENTIAL INFORMATION. (a) Employee acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company and its Subsidiaries is the property of the Company or such Subsidiary, as the case may be. Therefore, during the Employment Period and at all times thereafter, Employee will not directly or indirectly use, divulge, furnish or make accessible to any unauthorized person or use for his own account any confidential or proprietary information or trade secrets of the Company or any of its Subsidiaries without the Board's prior written consent except and to the extent required by law (and upon prompt written notice of such requirement to the Company and such Subsidiary) any of such information, observations or data without the Board's prior written consent unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act. In the event Employee shall be required by law to make any disclosure as set forth above, Employee shall promptly notify the Company and such Subsidiary in writing of the basis for and the extent of the required disclosure and shall cooperate with the Company and such Subsidiary to preserve in full the confidentiality of all intellectual property, trade secrets, confidential information and other proprietary rights of the Company and such Subsidiary. For purposes hereof, confidential information does not include any information that has become publicly known or are made generally available through no wrongful act of Employee or of any other person who is subject to a confidentiality agreement with the Company.

          (b) Employee agrees to deliver to the Company at the termination of his employment, or at any other time upon written request by the Company, all memoranda, notes, plans, records, reports and other documents relating to the business of the Company and its Subsidiaries which he may then possess or have under his control.

     Section 12. COVENANT NOT TO COMPETE. (a) Employee agrees that during the Employment Period, and for one year after the Termination Date (the "Noncompete Period"), he will neither directly nor indirectly engage in, have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, employee, partner or consultant or invest or participate in a business competing with any of the businesses then


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conducted (or, to the knowledge of Employee, planned to be conducted within one year) by the Company or any of its successors or then Subsidiaries, within any geographical area in which the Company or its Subsidiaries engage or plan within one year to engage in any such businesses. During the Noncompete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof,
(ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

          (b) Nothing contained in this Section 12 shall prevent Employee from owning up to a 5% interest in any corporation or entity having one or more classes of its securities listed on a national securities exchange or publicly traded in the over-the-counter market, provided Employee is not actively involved in the operation or management of such corporation or entity. Nothing contained herein shall prevent Employee from serving as a paid consultant to other companies or serving as a member of the Board of Directors of other corporations.

          (c) If, under the circumstances existing at the time of enforcement of this Section 12, the period, scope or geographic area described in this
     Section 12 shall be found or held to be unreasonable, the parties hereto agree that the maximum period, scope or geographic area reasonable under the circumstances shall be substituted for the stated period, scope or geographic area.

     Section 13. CONFLICTS OF INTEREST POLICIES. Employee shall diligently adhere to the Company's Conflict of Interest Policy as adopted by the Board and in effect from time to time.

     Section 14. ARBITRATION AND EQUITABLE REMEDIES. (a) Except as provided in
Section 14(b) hereof, the parties agree that any dispute or controversy arising out of, relating to, or concerning the interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Nebraska, in accordance with the Employment Dispute Resolution rules of the American Arbitration Association then in effect. The arbitrator may grant injunctions or other relief in such dispute or controversy and the decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay the fees and expenses of their respective legal counsel.


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     THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY
TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

          (b) Notwithstanding paragraph (a) of this Section 14, the parties agree that, in the event of the breach or threatened breach of Sections 11, 12 or 13 of this Agreement by Employee, monetary damages alone would not be an adequate remedy to the Company and its Subsidiaries for the injury that would result from such breach, and that the Company and its Subsidiaries shall be entitled to apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of such provisions of this Agreement. Employee further agrees that any such injunctive relief obtained by the Company or any of its Subsidiaries shall be in addition to monetary damages.

     Section 15. INDEMNIFICATION. The Company agrees to indemnify and hold harmless Employee for any and all actions taken by Employee in carrying out his duties under this Agreement.

     Section 16 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matters covered hereby and shall supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way and shall not be amended or waived except in a writing signed by the parties hereto.

     Section 17. NOTICES. Any notice or request required or permitted to be given hereunder shall be in writing and will be deemed to have been given (i) when delivered personally, sent by telecopy (with hard copy to follow) or overnight express courier or (ii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested, to the addresses below unless another address is specified by such party in writing:

          To the Company:          Transgenomic, Inc.
                                   5600 South 42nd Street
                                   Omaha, NE  68107
                                   Attention: Chief Executive Officer
                                   Telephone:     (402) 738-5480
                                   Telecopy:      (402) 733-1264


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          To the Employee:         William P. Rasmussen
                                   1305 South 83rd Street
                                   Omaha, NE  68124
                                   Telephone:     (402) 614-7365 (H)
                                                  (402) 738-5438 (W)
                                   Telecopy:      (402) 733-1264

     Section 18. HEADINGS. The article and section headings herein are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 19. APPLICABLE LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Nebraska.

     Section 20. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held prohibited by, invalid or unenforceable in any respect under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 21. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

     Section 22. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     Section 23. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     Section 24. EMPLOYEE REPRESENTATIONS. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.


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     Section 25. SURVIVAL. Sections 8, 11, 12 and 15 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Employee has signed this Agreement as of the date first written above.

                                        TRANSGENOMIC, INC.



                                        By  /s/ Collin D'Silva
                                           -------------------------------------
                                             Name: Collin D'Silva
                                             Title:  Chief Executive Officer

                                        EMPLOYEE


                                         /s/ William P. Rasmussen
                                        ----------------------------------------
                                        Name: William P. Rasmussen





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